NEWS RELEASE
Investor Contact: Susan Harcourt 703-682-1204
Media Contact: Amy Ackerman 703-682-6399

AES Delivers on All 2022 Financial and Strategic Objectives;
Reaffirms 7% to 9% Annualized Growth Target Through 2025

Strategic Accomplishments
•Signed 5.2 GW of PPAs for new renewable energy projects in 2022, including 1.9 GW since the Company's third quarter earnings call in November, increasing backlog to 12.2 GW
•Completed the construction or acquisition of operating projects totaling 1.9 GW in 2022, including 1 GW of new renewables in the United States
•Announced partnership with Air Products to develop, build, own and operate the largest green hydrogen production facility in the United States

2022 Financial Highlights
•Diluted EPS of ($0.82), compared to ($0.62) in 2021
•Adjusted EPS1 of $1.67, compared to $1.52 in 2021 and 2022 guidance of $1.55 to $1.65

Financial Position and Outlook
•Targeting signing a total of 14 to 17 GW of new long-term renewables PPAs through 2025
•Expecting to complete 3.4 GW of new renewable energy projects in 2023, including 2.1 GW in the United States
•Initiating 2023 guidance for Adjusted EPS1 of $1.65 to $1.75, which includes the financial impact of 0.6 GW of new US renewable projects coming online in 2024, instead of 2023
•Reaffirming 7% to 9% annualized growth target1 through 2025, off a base year of 2020

ARLINGTON, Va., February 27, 2023 – The AES Corporation (NYSE: AES) today reported financial results for the year ended December 31, 2022.

"2022 was another record year for AES, one in which we delivered on all of our financial and strategic objectives. We continue to see massive growth in our renewables business, and in 2022, we signed more PPAs for solar, wind and energy storage than ever before in our history," said Andrés Gluski, AES President and Chief Executive Officer. "Our unique capabilities in developing tailored energy solutions, such as our work with major data center companies to provide around-the-clock clean energy, enabled us to partner with Air Products to announce our plans for the largest green hydrogen production facilities in the United States."

"I am extremely pleased with our financial and strategic performance in 2022," said Stephen Coughlin, AES Executive Vice President and Chief Financial Officer. "While our 2023 guidance range is below our long-term growth rate, it does not include up to $0.10 of potential upside from 600 MW of new 2023 projects in the US that are currently expected to slip to 2024, but which we are still working to complete
1 Adjusted EPS is a non-GAAP financial measure. See attached "Non-GAAP Measures" for definition of Adjusted EPS and a description of the adjustments to reconcile Adjusted EPS to Diluted EPS for the year ended December 31, 2022. The Company is not able to provide a corresponding GAAP equivalent or reconciliation for its Adjusted EPS guidance without unreasonable effort.

this year. If this upside is not realized in 2023, this timing change will benefit our 2024 results. We remain fully confident in our 7% to 9% long-term growth rate target2 through 2025."

Key Full Year 2022 Financial Results

Full year 2022 Diluted Earnings Per Share from Continuing Operations (Diluted EPS) was ($0.82), a decrease of $0.20 compared to full year 2021, primarily reflecting the gains on remeasurement of interest in sPower's development platform and the Fluence capital raise in 2021, lower contributions from the Company's US & Utilities Strategic Business Unit (SBU), higher Parent Company interest expense, and lower capitalized interest at construction projects in Chile. This was partially offset by the loss in 2021 on deconsolidation of Alto Maipo and higher margins from the Company's Mexico, Central America and the Caribbean (MCAC) SBU due to favorable LNG transactions.

Full year 2022 Adjusted Earnings Per Share2 (Adjusted EPS, a non-GAAP financial measure) was $1.67, an increase of $0.15 compared to full year 2021, primarily reflecting higher margins from the Company's MCAC SBU, as well as higher margins and the Company's higher ownership in AES Andes. This was partially offset by outages and several one-time expenses at the Company's US & Utilities and South America SBUs, higher losses from Fluence, and higher Parent Company interest expense.

Strategic Accomplishments
•In 2022, the Company signed 5,153 MW of renewables and energy storage under long-term Power Purchase Agreements (PPA), including 2,553 MW of solar, wind and energy storage in the United States.
◦Since the Company's third quarter 2022 earnings call on November 4, 2022, the Company signed 1,934 MW of renewables and energy storage under long-term PPAs.
•In 2022, the Company completed the construction or acquisition of operating projects totaling 1,943 MW of wind, solar and energy storage in the United States, Brazil, the Dominican Republic, Chile and Colombia.
•The Company’s backlog, which includes projects with signed contracts, but which are not yet operational, is now 12,179 MW, including 5,453 MW under construction.
•The Company announced a partnership with Air Products to develop, build, own and operate the largest green hydrogen production facility in the United States
◦Includes approximately 1.4 GW of wind and solar generation, along with electrolyzer capacity capable of producing more than 200 metric tons per day (MT/D) of green hydrogen

Guidance and Expectations1

2 Adjusted EPS is a non-GAAP financial measure. See attached "Non-GAAP Measures" for definition of Adjusted EPS and a description of the adjustments to reconcile Adjusted EPS to Diluted EPS for the year ended December 31, 2022. The Company is not able to provide a corresponding GAAP equivalent or reconciliation for its Adjusted EPS guidance without unreasonable effort.

The Company is reaffirming its 7% to 9% annualized growth rate target3 through 2025, from a base year of 2020.

The Company is initiating 2023 guidance for Adjusted EPS3 of $1.65 to $1.75. Growth in 2023 is expected to be primarily driven by 3.4 GW of new renewables expected to come online. This growth is expected to be partially offset by lower margins from the Company's LNG business, due to normalization of LNG prices and the roll-off of a gas supply contract, lower contract margins in Chile, and higher interest expense in Colombia. This guidance also incorporates the impact of 0.6 GW of new renewables likely coming online in 2024, instead of 2023.

The Company's 2023 guidance is based on foreign currency and commodity forward curves as of December 31, 2022.

Non-GAAP Financial Measures

See Non-GAAP Measures for definitions of Adjusted Earnings Per Share and Adjusted Pre-Tax Contribution, as well as reconciliations to the most comparable GAAP financial measures.

Attachments

Condensed Consolidated Statements of Operations, Segment Information, Condensed Consolidated Balance Sheets, Condensed Consolidated Statements of Cash Flows, Non-GAAP Financial Measures and Parent Financial Information.

Conference Call Information

AES will host a conference call on Monday, February 27, 2023 at 10:00 a.m. Eastern Time (ET). Interested parties may listen to the teleconference by dialing 1-844-200-6205 at least ten minutes before the start of the call. International callers should dial +1-929-526-1599. The Participant Access Code for this call is 637641. Internet access to the conference call and presentation materials will be available on the AES website at www.aes.com by selecting “Investors” and then “Presentations and Webcasts.”

A webcast replay, as well as a replay in downloadable MP3 format, will be accessible at www.aes.com beginning shortly after the completion of the call.
3 Adjusted EPS is a non-GAAP financial measure. See attached "Non-GAAP Measures" for definition of Adjusted EPS and a description of the adjustments to reconcile Adjusted EPS to Diluted EPS for the year ended December 31, 2022. The Company is not able to provide a corresponding GAAP equivalent or reconciliation for its Adjusted EPS guidance without unreasonable effort.

About AES

The AES Corporation (NYSE: AES) is a Fortune 500 global power company accelerating the future of energy. Together with our many stakeholders, we're improving lives by delivering the greener, smarter energy solutions the world needs. Our diverse workforce is committed to continuous innovation and operational excellence, while partnering with our customers on their strategic energy transitions and continuing to meet their energy needs today. For more information, visit www.aes.com.

Safe Harbor Disclosure

This news release contains forward-looking statements within the meaning of the Securities Act of 1933 and of the Securities Exchange Act of 1934. Such forward-looking statements include, but are not limited to, those related to future earnings, growth and financial and operating performance. Forward-looking statements are not intended to be a guarantee of future results, but instead constitute AES’ current expectations based on reasonable assumptions. Forecasted financial information is based on certain material assumptions. These assumptions include, but are not limited to, our expectations regarding accurate projections of future interest rates, commodity price and foreign currency pricing, continued normal levels of operating performance and electricity volume at our distribution companies and operational performance at our generation businesses consistent with historical levels, as well as the execution of PPAs, conversion of our backlog and growth investments at normalized investment levels, rates of return consistent with prior experience and the COVID-19 pandemic.

Actual results could differ materially from those projected in our forward-looking statements due to risks, uncertainties and other factors. Important factors that could affect actual results are discussed in AES’ filings with the Securities and Exchange Commission (the “SEC”), including, but not limited to, the risks discussed under Item 1A: “Risk Factors” and Item 7: "Management’s Discussion & Analysis" in AES’ Annual Report on Form 10-K and in subsequent reports filed with the SEC. Readers are encouraged to read AES’ filings to learn more about the risk factors associated with AES’ business. AES undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except where required by law.

Any Stockholder who desires a copy of the Company’s 2021 Annual Report on Form 10-K filed February 28, 2022 with the SEC may obtain a copy (excluding the exhibits thereto) without charge by addressing a request to the Office of the Corporate Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington, Virginia 22203. Exhibits also may be requested, but a charge equal to the reproduction cost thereof will be made. A copy of the Annual Report on Form 10-K may be obtained by visiting the Company’s website at www.aes.com.

Website Disclosure

AES uses its website, including its quarterly updates, as channels of distribution of Company information. The information AES posts through these channels may be deemed material. Accordingly, investors should monitor our website, in addition to following AES' press releases, quarterly SEC filings and public conference calls and webcasts. In addition, you may automatically receive e-mail alerts and other information about AES when you enroll your e-mail address by visiting the "Subscribe to Alerts" page of AES' Investors website. The contents of AES' website, including its quarterly updates, are not, however, incorporated by reference into this release.

THE AES CORPORATION
Consolidated Statements of Operations

	Year Ended December 31,
	2022	2021	2020
	(in millions, except per share amounts)
Revenue:
Regulated	$3,538	$2,868	$2,661
Non-Regulated	9,079	8,273	6,999
Total revenue	12,617	11,141	9,660
Cost of Sales:
Regulated	(3,162)	(2,448)	(2,235)
Non-Regulated	(6,907)	(5,982)	(4,732)
Total cost of sales	(10,069)	(8,430)	(6,967)
Operating margin	2,548	2,711	2,693
General and administrative expenses	(207)	(166)	(165)
Interest expense	(1,117)	(911)	(1,038)
Interest income	389	298	268
Loss on extinguishment of debt	(15)	(78)	(186)
Other expense	(68)	(60)	(53)
Other income	102	410	75
Loss on disposal and sale of business interests	(9)	(1,683)	(95)
Goodwill impairment expense	(777)	—	—
Asset impairment expense	(763)	(1,575)	(864)
Foreign currency transaction gains (losses)	(77)	(10)	55
Other non-operating expense	(175)	—	(202)
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE TAXES AND EQUITY IN EARNINGS OF AFFILIATES	(169)	(1,064)	488
Income tax benefit (expense)	(265)	133	(216)
Net equity in losses of affiliates	(71)	(24)	(123)
INCOME (LOSS) FROM CONTINUING OPERATIONS	(505)	(955)	149
Gain from disposal of discontinued businesses, net of income tax expense of $0, $1, and $0, respectively	—	4	3
NET INCOME (LOSS)	(505)	(951)	152
Less: Net loss (income) attributable to noncontrolling interests and redeemable stock of subsidiaries	(41)	542	(106)
NET INCOME (LOSS) ATTRIBUTABLE TO THE AES CORPORATION	$(546)	$(409)	$46
AMOUNTS ATTRIBUTABLE TO THE AES CORPORATION COMMON STOCKHOLDERS:
Income (loss) from continuing operations, net of tax	$(546)	$(413)	$43
Income from discontinued operations, net of tax	—	4	3
NET INCOME (LOSS) ATTRIBUTABLE TO THE AES CORPORATION	$(546)	$(409)	$46
BASIC EARNINGS PER SHARE:
Income (loss) from continuing operations attributable to The AES Corporation common stockholders, net of tax	$(0.82)	$(0.62)	$0.06
Income from discontinued operations attributable to The AES Corporation common stockholders, net of tax	—	0.01	0.01
NET INCOME (LOSS) ATTRIBUTABLE TO THE AES CORPORATION COMMON STOCKHOLDERS	$(0.82)	$(0.61)	$0.07
DILUTED EARNINGS PER SHARE:
Income (loss) from continuing operations attributable to The AES Corporation common stockholders, net of tax	$(0.82)	$(0.62)	$0.06
Income from discontinued operations attributable to The AES Corporation common stockholders, net of tax	—	0.01	0.01
NET INCOME (LOSS) ATTRIBUTABLE TO THE AES CORPORATION COMMON STOCKHOLDERS	$(0.82)	$(0.61)	$0.07

THE AES CORPORATION
Consolidated Statements of Operations (Unaudited)

	Three Months Ended December 31,
	2022	2021
	(in millions, except per share amounts)
Revenue:
Regulated	$925	$721
Non-Regulated	2,135	2,049
Total revenue	3,060	2,770
Cost of Sales:
Regulated	(827)	(642)
Non-Regulated	(1,670)	(1,569)
Total cost of sales	(2,497)	(2,211)
Operating margin	563	559
General and administrative expenses	(58)	(36)
Interest expense	(304)	(242)
Interest income	119	86
Loss on extinguishment of debt	(7)	(37)
Other expense	(17)	(28)
Other income	22	136
Loss on disposal and sale of business interests	(9)	(1,764)
Goodwill impairment expense	(777)	—
Asset impairment expense	(230)	(201)
Foreign currency transaction losses	(17)	(2)
Other non-operating expense	(175)	—
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE TAXES AND EQUITY IN EARNINGS OF AFFILIATES	(890)	(1,529)
Income tax benefit (expense)	(79)	208
Net equity in losses of affiliates	(17)	(9)
NET INCOME (LOSS)	(986)	(1,330)
Less: Net loss (income) attributable to noncontrolling interests and redeemable stock of subsidiaries	83	698
NET INCOME (LOSS) ATTRIBUTABLE TO THE AES CORPORATION	$(903)	$(632)
AMOUNTS ATTRIBUTABLE TO THE AES CORPORATION COMMON STOCKHOLDERS:
BASIC EARNINGS PER SHARE:
NET INCOME (LOSS) ATTRIBUTABLE TO THE AES CORPORATION COMMON STOCKHOLDERS	$(1.35)	$(0.95)
DILUTED EARNINGS PER SHARE:
NET INCOME (LOSS) ATTRIBUTABLE TO THE AES CORPORATION COMMON STOCKHOLDERS	$(1.35)	$(0.95)
DILUTED SHARES OUTSTANDING	668	667

THE AES CORPORATION
Strategic Business Unit (SBU) Information
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2022	2021	2022	2021
REVENUE
US and Utilities SBU	$1,193	$1,087	$5,013	$4,335
South America SBU	923	797	3,539	3,541
MCAC SBU	676	573	2,868	2,157
Eurasia SBU	270	319	1,217	1,123
Corporate and Other	36	34	119	116
Eliminations	(38)	(40)	(139)	(131)
Total Revenue	$3,060	$2,770	$12,617	$11,141

THE AES CORPORATION
Consolidated Balance Sheets

	December 31, 2022	December 31, 2021
	(in millions, except share and per share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,374	$943
Restricted cash	536	304
Short-term investments	730	232
Accounts receivable, net of allowance for doubtful accounts of $5 and $5, respectively	1,799	1,418
Inventory	1,055	604
Prepaid expenses	98	142
Other current assets, net of CECL allowance of $2 and $0, respectively	1,533	897
Current held-for-sale assets	518	816
Total current assets	7,643	5,356
NONCURRENT ASSETS
Property, Plant and Equipment:
Land	470	426
Electric generation, distribution assets and other	26,599	25,552
Accumulated depreciation	(8,651)	(8,486)
Construction in progress	4,621	2,414
Property, plant and equipment, net	23,039	19,906
Other Assets:
Investments in and advances to affiliates	952	1,080
Debt service reserves and other deposits	177	237
Goodwill	362	1,177
Other intangible assets, net of accumulated amortization of $434 and $385, respectively	1,841	1,450
Deferred income taxes	319	409
Loan receivable, net of allowance of $26	1,051	—
Other noncurrent assets, net of allowance of $51 and $23, respectively	2,979	2,188
Noncurrent held-for-sale assets	—	1,160
Total other assets	7,681	7,701
TOTAL ASSETS	$38,363	$32,963
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$1,730	$1,153
Accrued interest	249	182
Accrued non-income taxes	249	266
Accrued and other liabilities	2,151	1,205
Non-recourse debt, including $416 and $302, respectively, related to variable interest entities	1,758	1,367
Current held-for-sale liabilities	354	559
Total current liabilities	6,491	4,732
NONCURRENT LIABILITIES
Recourse debt	3,894	3,729
Non-recourse debt, including $2,295 and $2,223, respectively, related to variable interest entities	17,846	13,603
Deferred income taxes	1,139	977
Other noncurrent liabilities	3,168	3,358
Noncurrent held-for-sale liabilities	—	740
Total noncurrent liabilities	26,047	22,407
Redeemable stock of subsidiaries	1,321	1,257
EQUITY
THE AES CORPORATION STOCKHOLDERS’ EQUITY
Preferred stock (without par value, 50,000,000 shares authorized; 1,043,050 issued and outstanding at December 31, 2022 and December 31, 2021)	838	838
Common stock ($0.01 par value, 1,200,000,000 shares authorized; 818,790,001 issued and 668,743,464 outstanding at December 31, 2022 and 818,717,043 issued and 666,793,625 outstanding at December 31, 2021)	8	8
Additional paid-in capital	6,688	7,106
Accumulated deficit	(1,635)	(1,089)
Accumulated other comprehensive loss	(1,640)	(2,220)
Treasury stock, at cost (150,046,537 and 151,923,418 shares at December 31, 2022 and December 31, 2021, respectively)	(1,822)	(1,845)
Total AES Corporation stockholders’ equity	2,437	2,798
NONCONTROLLING INTERESTS	2,067	1,769
Total equity	4,504	4,567
TOTAL LIABILITIES AND EQUITY	$38,363	$32,963

THE AES CORPORATION
Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
OPERATING ACTIVITIES:	(in millions)		(in millions)
Net income (loss)	$(986)	$(1,330)	$(505)	$(951)
Adjustments to net income (loss):
Depreciation and amortization	253	261	1,053	1,056
Loss on disposal and sale of business interests	9	1,764	9	1,683
Impairment expense	1,182	201	1,715	1,575
Deferred income taxes	4	(329)	4	(406)
Reversals of contingencies	(1)	(10)	(1)	(10)
Loss on extinguishment of debt	7	37	15	78
Gain on remeasurement to acquisition date fair value	(5)	(34)	(5)	(254)
Loss of affiliates, net of dividends	33	8	111	36
Emissions allowance expense	106	128	425	337
Other	147	(25)	183	120
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(123)	(52)	(532)	(170)
(Increase) decrease in inventory	(56)	(23)	(417)	(93)
(Increase) decrease in prepaid expenses and other current assets	76	(132)	(40)	(168)
(Increase) decrease in other assets	182	(310)	433	(285)
Increase (decrease) in accounts payable and other current liabilities	362	6	470	(251)
Increase (decrease) in income tax payables, net and other tax payables	80	104	(51)	(271)
Increase (decrease) in deferred income	(15)	46	33	(314)
Increase (decrease) in other liabilities	(189)	213	(185)	190
Net cash provided by operating activities	1,066	523	2,715	1,902
INVESTING ACTIVITIES:
Capital expenditures	(1,840)	(582)	(4,551)	(2,116)
Acquisitions of business interests, net of cash and restricted cash acquired	(129)	(565)	(243)	(658)
Proceeds from the sale of business interests, net of cash and restricted cash sold	—	4	1	95
Sale of short-term investments	395	91	1,049	616
Purchase of short-term investments	(401)	(147)	(1,492)	(519)
Contributions and loans to equity affiliates	(30)	(106)	(232)	(427)
Affiliate repayments and returns of capital	78	125	149	320
Purchase of emissions allowances	(73)	(86)	(488)	(265)
Other investing	(11)	(57)	(29)	(97)
Net cash used in investing activities	(2,011)	(1,323)	(5,836)	(3,051)
FINANCING ACTIVITIES:
Borrowings under the revolving credit facilities	1,210	1,551	5,424	2,802
Repayments under the revolving credit facilities	(1,905)	(1,389)	(4,687)	(2,420)
Issuance of recourse debt	—	—	200	7
Repayments of recourse debt	—	(19)	(29)	(26)
Issuance of non-recourse debt	2,234	666	5,788	1,644
Repayments of non-recourse debt	(1,372)	(670)	(3,144)	(2,012)
Payments for financing fees	(37)	(13)	(120)	(32)
Purchases under supplier financing arrangements	743	56	1,042	91
Repayments of obligations under supplier financing arrangements	(198)	(23)	(432)	(35)
Distributions to noncontrolling interests	(136)	(111)	(265)	(284)
Acquisitions of noncontrolling interests	(61)	(100)	(602)	(117)
Contributions from noncontrolling interests	111	270	233	365
Sales to noncontrolling interests	406	92	742	173
Issuance of preferred shares in subsidiaries	—	—	60	153
Issuance of preferred stock	—	—	—	1,014
Dividends paid on AES common stock	(106)	(100)	(422)	(401)
Payments for financed capital expenditures	(10)	(18)	(33)	(24)
Other financing	16	82	3	(101)
Net cash provided by (used in) financing activities	895	274	3,758	797
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(12)	(21)	(56)	(46)
(Increase) decrease in cash, cash equivalents and restricted cash of held-for-sale businesses	115	55	22	55
Total increase (decrease) in cash, cash equivalents and restricted cash	53	(492)	603	(343)
Cash, cash equivalents and restricted cash, beginning	2,034	1,974	1,484	1,827
Cash, cash equivalents and restricted cash, ending	$2,087	$1,482	$2,087	$1,484
SUPPLEMENTAL DISCLOSURES:
Cash payments for interest, net of amounts capitalized	$274	$239	$928	$815
Cash payments for income taxes, net of refunds	68	52	271	459
SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Dividends declared but not yet paid	$111	$105	$111	$105
Notes payable issued for the acquisition of business interests	—	—	—	258
Non-cash consideration transferred for the Clean Energy acquisitions	—	19	—	118

THE AES CORPORATION
NON-GAAP FINANCIAL MEASURES
(Unaudited)
RECONCILIATION OF ADJUSTED PRE-TAX CONTRIBUTION (PTC) AND ADJUSTED EPS

Adjusted PTC, a non-GAAP measure, is defined by the Company as pre-tax income from continuing operations attributable to The AES Corporation excluding gains or losses of the consolidated entity due to (a) unrealized gains or losses related to derivative transactions and equity securities; (b) unrealized foreign currency gains or losses; (c) gains, losses, benefits and costs associated with dispositions and acquisitions of business interests, including early plant closures, and gains and losses recognized at commencement of sales-type leases; (d) losses due to impairments; (e) gains, losses and costs due to the early retirement of debt; and (f) net gains at Angamos, one of our businesses in the South America SBU, associated with the early contract terminations with Minera Escondida and Minera Spence. Adjusted PTC also includes net equity in earnings of affiliates on an after-tax basis adjusted for the same gains or losses excluded from consolidated entities.
Adjusted EPS, a non-GAAP measure, is defined by the Company as diluted earnings per share from continuing operations excluding gains or losses of both consolidated entities and entities accounted for under the equity method due to (a) unrealized gains or losses related to derivative transactions and equity securities; (b) unrealized foreign currency gains or losses; (c) gains, losses, benefits and costs associated with dispositions and acquisitions of business interests, including early plant closures, the tax impact from the repatriation of sales proceeds, and gains and losses recognized at commencement of sales-type leases; (d) losses due to impairments; (e) gains, losses and costs due to the early retirement of debt; (f) net gains at Angamos, one of our businesses in the South America SBU, associated with the early contract terminations with Minera Escondida and Minera Spence; and (g) tax benefit or expense related to the enactment effects of 2017 U.S. tax law reform and related regulations and any subsequent period adjustments related to enactment effects, including the 2021 tax benefit on reversal of uncertain tax positions effectively settled upon the closure of the Company's U.S. tax return exam.
The GAAP measure most comparable to Adjusted PTC is income from continuing operations attributable to The AES Corporation. The GAAP measure most comparable to Adjusted EPS is diluted earnings per share from continuing operations. We believe that Adjusted PTC and Adjusted EPS better reflect the underlying business performance of the Company and are considered in the Company’s internal evaluation of financial performance. Factors in this determination include the variability due to unrealized gains or losses related to derivative transactions or equity securities remeasurement, unrealized foreign currency gains or losses, losses due to impairments, strategic decisions to dispose of or acquire business interests or retire debt, and the non-recurring nature of the impact of the early contract terminations at Angamos, and for Adjusted EPS, the one-time impact of the 2017 U.S. tax law reform and subsequent period adjustments related to enactment effects, which affect results in a given period or periods. In addition, for Adjusted PTC, earnings before tax represents the business performance of the Company before the application of statutory income tax rates and tax adjustments, including the effects of tax planning, corresponding to the various jurisdictions in which the Company operates. Adjusted PTC and Adjusted EPS should not be construed as alternatives to income from continuing operations attributable to The AES Corporation and diluted earnings per share from continuing operations, which are determined in accordance with GAAP.
Effective January 1, 2021, the Company changed the definitions of Adjusted Operating Margin, Adjusted PTC, and Adjusted EPS to remove the adjustment for costs directly associated with a major restructuring program, including, but not limited to, workforce reduction efforts, relocations, and office consolidation. As this adjustment was specific to the major restructuring program announced by the Company in 2018, we believe removing this adjustment from our non-GAAP definitions provides simplification and clarity for our investors.
For the year ended December 31, 2021, the Company updated the definition of Adjusted EPS item (g) tax benefit or expense related to the enactment effects of 2017 U.S. tax law reform and related regulations and any subsequent period adjustments related to enactment effects to include the 2021 tax benefit on reversal of uncertain tax positions effectively settled upon the closure of the Company's U.S. 2017 tax return exam.

Reconciliation of GAAP to Non-GAAP Diluted Loss per Share	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
GAAP DILUTED LOSS PER SHARE	$(1.35)	$(0.95)	$(0.82)	$(0.62)
EFFECT OF DILUTIVE SECURITIES
Restricted stock units	—	0.01	—	—
Equity units	0.07	0.05	0.05	0.03
NON-GAAP DILUTED LOSS PER SHARE	$(1.28)	$(0.89)	$(0.77)	$(0.59)

THE AES CORPORATION
NON-GAAP FINANCIAL MEASURES
(Unaudited)
RECONCILIATION OF ADJUSTED PRE-TAX CONTRIBUTION (PTC) AND ADJUSTED EPS

	Three Months Ended December 31, 2022			Three Months Ended December 31, 2021			Twelve Months Ended December 31, 2022			Twelve Months Ended December 31, 2021
	Net of NCI (1)	Per Share (Diluted) Net of NCI (1)		Net of NCI (1)	Per Share (Diluted) Net of NCI (1)		Net of NCI (1)	Per Share (Diluted) Net of NCI (1)		Net of NCI (1)	Per Share (Diluted) Net of NCI (1)
	(in millions, except per share amounts)
Income (loss) from continuing operations, net of tax, attributable to AES and Diluted EPS	$(903)	$(1.27)		$(632)	$(0.89)		$(546)	$(0.77)		$(413)	$(0.59)
Income tax expense (benefit) from continuing operations attributable to AES	61			(122)			210			(31)
Pre-tax contribution	$(842)			$(754)			$(336)			$(444)
Adjustments
Unrealized derivative and equity securities losses (gains)	$130	$0.18	(2)	$(25)	$(0.04)	(3)	$128	$0.18	(4)	$(1)	$—
Unrealized foreign currency losses	19	0.03	(5)	9	0.01		42	0.07	(6)	14	0.02
Disposition/acquisition losses	4	0.01		1,138	1.60	(7)	40	0.06	(8)	861	1.22	(9)
Impairment losses	1,161	1.63	(10)	32	0.05	(11)	1,658	2.33	(12)	1,153	1.65	(13)
Loss on extinguishment of debt	15	0.02	(14)	40	0.06	(15)	35	0.05	(16)	91	0.13	(17)
Net gains from early contract terminations at Angamos	—	—		—	—		—	—		(256)	(0.37)	(18)
U.S. Tax Law Reform Impact		—			(0.25)	(18)		—			(0.25)	(19)
Less: Net income tax benefit		(0.11)	(20)		(0.09)	(21)		(0.25)	(22)		(0.29)	(23)
Adjusted PTC and Adjusted EPS	$487	$0.49		$440	$0.45		$1,567	$1.67		$1,418	$1.52
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(1)NCI is defined as Noncontrolling Interests.
(2)Amount primarily relates to unrealized losses on power swaps at Southland Energy of $97 million, or $0.14 per share.
(3)Amount primarily relates to unrealized gains on commodities swaps at Integrated Energy of $23 million, or $0.03 per share.
(4)Amount primarily relates to unrealized losses on power swaps at Southland Energy of $109 million, or $0.15 per share.
(5)Amount primarily relates to unrealized foreign currency losses in Argentina of $20 million, or $0.03 per share, mainly associated with the devaluation of long-term receivables denominated in Argentine pesos.
(6)Amount primarily relates to unrealized foreign currency losses in Argentina of $39 million, or $0.05 per share, mainly associated with the devaluation of long-term receivables denominated in Argentine pesos.
(7)Amount primarily relates to loss on deconsolidation of Alto Maipo of $1.5 billion, or $2.07 per share, and additional loss on Uplight transaction with shareholders of $14 million, or $0.02 per share; partially offset by a gain on initial public offering of Fluence of $325 million, or $0.46 per share, and a gain on remeasurement of our equity interest in sPower to acquisition-date fair value of $35 million, or $0.05 per share.
(8)Amount primarily relates to costs on disposition of AES Gilbert, including the recognition of an allowance on the sales-type lease receivable, of $10 million, or $0.01 per share, and a day-one loss recognized at commencement of a sales-type lease at AES Waikoloa Solar of $5 million, or $0.01 per share.
(9)Amount primarily relates to loss on deconsolidation of Alto Maipo of $1.5 billion, or $2.09 per share, loss on Uplight transaction with shareholders of $25 million, or $0.04 per share, and a day-one loss recognized at commencement of a sales-type lease at AES Renewable Holdings of $13 million, or $0.02 per share, partially offset by gain on initial public offering of Fluence of $325 million, or $0.46 per share, gain on remeasurement of our equity interest in sPower to acquisition-date fair value of $249 million, or $0.35 per share, gain on Fluence issuance of shares of $60 million, or $0.09 per share, and gain on sale of Guacolda of $22 million, or $0.03 per share.
(10)Amount primarily relates to goodwill impairments at AES Andes of $644 million, or $0.91 per share, and at AES El Salvador of $133 million, or $0.19 per share, other-than-temporary impairment at sPower of $175 million, or $0.25, as well as long-lived asset impairment at TEG TEP of $191 million, or $0.27 per share.
(11)Amount primarily relates to asset impairments at Buffalo Gap of $22 million, or $0.03 per share, and at Laurel Mountain of $7 million, or $0.01 per share.
(12)Amount primarily relates to goodwill impairments at AES Andes of $644 million, or $0.91 per share, and at AES El Salvador of $133 million, or $0.19 per share, other-than-temporary impairment at sPower of $175 million, or $0.25, as well as long-lived asset impairments at Maritza of $468 million, or $0.66 per share, at TEG TEP of $191 million, or $0.27 per share, and at Jordan of $28 million, or $0.04 per share.
(13)Amount primarily relates to asset impairments at AES Andes of $540 million, or $0.77 per share, at Puerto Rico of $475 million, or $0.68 per share, at Mountain View of $67 million, or $0.10 per share, at our sPower equity affiliate, impacting equity earnings by $24 million, or $0.03 per share, at Buffalo Gap of $22 million, or $0.03 per share, at Clean Energy of $14 million, or $0.02 per share, and at Laurel Mountain of $7 million, or $0.01 per share.
(14)Amount primarily relates to losses on early retirement of debt due to refinancing at AES Renewable Holdings of $12 million, or $0.02 per share.
(15)Amount primarily relates to loss on early retirement of debt at AES Brasil of $27 million, or $0.04 per share, and at Argentina of $9 million, or $0.01 per share.
(16)Amount primarily relates to losses on early retirement of debt due to refinancing at AES Renewable Holdings of $12 million, or $0.02 per share, at AES Clean Energy of $5 million, or $0.01 per share, at Mong Duong of $4 million, or $0.01 per share, and at TEG TEP of $4 million, or $0.01 per share.
(17)Amount primarily relates to losses on early retirement of debt at AES Brasil of $27 million, or $0.04 per share, at Argentina of $17 million, or $0.02 per share, at AES Andes of $15 million, or $0.02 per share, and at Andres and Los Mina of $15 million, or $0.02 per share.

THE AES CORPORATION
NON-GAAP FINANCIAL MEASURES
(Unaudited)
RECONCILIATION OF ADJUSTED PRE-TAX CONTRIBUTION (PTC) AND ADJUSTED EPS
(18)Amount relates to net gains at Angamos associated with the early contract terminations with Minera Escondida and Minera Spence of $256 million, or $0.37 per share.
(19)Amount relates to the tax benefit on reversal of uncertain tax positions effectively settled upon closure of the Company's 2017 U.S. tax return exam of $176 million, or $0.25 per share.
(20)Amount primarily relates to income tax benefits associated with the impairments at TEG TEP of $57 million, or $0.09 per share, and the income tax benefits associated with the other-than-temporary impairment at sPower of $39 million, or $0.06 per share.
(21)Amount primarily relates to income tax benefits associated with the loss on deconsolidation of Alto Maipo of $209 million, or $0.29 per share; partially offset by income tax expense associated with the gain on initial public offering of Fluence of $73 million, or $0.10 per share, income tax expense adjustments associated with the impairments of Puerto Rico and AES Andes of $50 million, or $0.07 per share, and $28 million, or $0.04 per share, respectively, and income tax expense associated with the gain on remeasurement of our equity interest in sPower of $8 million, or $0.01 per share.
(22)Amount primarily relates to the income tax benefits associated with the impairment at Maritza of $48 million, or $0.07 per share, the income tax benefits associated with the other-than-temporary impairment at sPower of $39 million, or $0.06 per share, the income tax benefits associated with the impairment at TEG TEP of $34 million, or $0.05, and the income tax benefits associated with the unrealized losses on power swaps at Southland Energy of $24 million, or $0.03 per share.
(23)Amount primarily relates to income tax benefits associated with the loss on deconsolidation of Alto Maipo of $209 million, or $0.30 per share, income tax benefits associated with the impairments at AES Andes of $146 million, or $0.21 per share, at Puerto Rico of $20 million, or $0.03 per share, and at Mountain View of $15 million, or $0.02 per share, partially offset by income tax expense associated with the gain on initial public offering of Fluence of $73 million, or $0.10 per share, income tax expense related to net gains at Angamos associated with the early contract terminations with Minera Escondida and Minera Spence of $69 million, or $0.10 per share, and income tax expense associated with the gain on remeasurement of our equity interest in sPower of $55 million, or $0.08 per share.

The AES Corporation
Parent Financial Information
Parent only data: last four quarters
(in millions)	4 Quarters Ended
Total subsidiary distributions & returns of capital to Parent	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
	Actual	Actual	Actual	Actual
Subsidiary distributions[1] to Parent & QHCs	$1,298	$1,022	$1,231	$1,084
Returns of capital distributions to Parent & QHCs	—	1	1	1
Total subsidiary distributions & returns of capital to Parent	$1,298	$1,023	$1,232	$1,085
Parent only data: quarterly
(in millions)	Quarter Ended
Total subsidiary distributions & returns of capital to Parent	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
	Actual	Actual	Actual	Actual
Subsidiary distributions[1] to Parent & QHCs	$753	$69	$311	$165
Returns of capital distributions to Parent & QHCs	—	—	—	—
Total subsidiary distributions & returns of capital to Parent	$753	$69	$311	$165

(in millions)	Balance at
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Parent Company Liquidity[2]	Actual	Actual	Actual	Actual
Cash at Parent & Cash at QHCs[3]	$24	$49	$29	$17
Availability under credit facilities	1,141	374	414	621
Ending liquidity	$1,165	$423	$443	$638

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(1)Subsidiary distributions received by Qualified Holding Companies ("QHCs") excluded from Schedule 1. Subsidiary Distributions should not be construed as an alternative to Consolidated Net Cash Provided by Operating Activities, which is determined in accordance with US GAAP. Subsidiary Distributions are important to the Parent Company because the Parent Company is a holding company that does not derive any significant direct revenues from its own activities but instead relies on its subsidiaries’ business activities and the resultant distributions to fund the debt service, investment and other cash needs of the holding company. The reconciliation of the difference between the Subsidiary Distributions and Consolidated Net Cash Provided by Operating Activities consists of cash generated from operating activities that is retained at the subsidiaries for a variety of reasons which are both discretionary and non-discretionary in nature. These factors include, but are not limited to, retention of cash to fund capital expenditures at the subsidiary, cash retention associated with non-recourse debt covenant restrictions and related debt service requirements at the subsidiaries, retention of cash related to sufficiency of local GAAP statutory retained earnings at the subsidiaries, retention of cash for working capital needs at the subsidiaries, and other similar timing differences between when the cash is generated at the subsidiaries and when it reaches the Parent Company and related holding companies.
(2)Parent Company Liquidity is defined as cash available to the Parent Company, including cash at qualified holding companies (QHCs), plus available borrowings under our existing credit facility. AES believes that unconsolidated Parent Company liquidity is important to the liquidity position of AES as a Parent Company because of the non-recourse nature of most of AES’ indebtedness.
(3)The cash held at QHCs represents cash sent to subsidiaries of the company domiciled outside of the US. Such subsidiaries have no contractual restrictions on their ability to send cash to AES, the Parent Company. Cash at those subsidiaries was used for investment and related activities outside of the US. These investments included equity investments and loans to other foreign subsidiaries as well as development and general costs and expenses incurred outside the US. Since the cash held by these QHCs is available to the Parent, AES uses the combined measure of subsidiary distributions to Parent and QHCs as a useful measure of cash available to the Parent to meet its international liquidity needs.